Exhibit 99.2

BROADCAST TRANSCRIPT

PIMM FOX, host:

Running a takeover firm is no easy task in the midst of a credit crunch. But my next guest was recently able to buy into the shipping business. Taking a controlling stake in the containership owner Global Ship Lease, Michael Gross is the chairman and the CEO of Marathon Acquisition Corp. He’s also the former co-founder of—well Apollo Management, you’re still the co-founder. You stay the co-founder…

Mr. MICHAEL GROSS [Marathon Acquisition Corporation]: I still retain that.

FOX: of Marathon management. You still retain that title.

Michael, welcome to the program.

Mr. GROSS: Thank you. Good to be here.

FOX: Let’s start by talking about Marathon Acquisition and just explain the dynamic of what has happened. Because this was a special purpose acquisition corporation vehicle. And in a sense you have brought public Global Ship Lease.

Mr. GROSS: That’s correct.

FOX: Explain why you did that in that way.

Mr. GROSS: So Marathon was formed as a SPAC to go acquire a company that really deserved to be public in its own right. And what I sought to do is really apply a private equity style of investing to SPAC investing. And so we searched for 18 months to find the right company. We signed a merger agreement in March—in mid-March—and we will be closing in early August on that transaction. What was attractive about the company, particularly in the markets we sit in today, is you have a company that has a billion seven of contracted revenue. A young fleet on average, five and a half years. The average charter length is 11 years. And so from a—you know, immunity to the economy perspective, the economy can go poorly and we know exactly what our revenue is going to be.

FOX: So that you’ve got those contracts already in place. And I believe, that you’ve got 12 vessels right now. You’ve got five that are already online that will be coming into the company.

Mr. GROSS: Over the next 15 months.

FOX: And you’ve stated that the strategy for the company—you want to double the fleet, in what, a year or so?

Mr. GROSS: Twelve to 18 months.

FOX: Twelve to 18 months. Talk a little bit about the credit facility that you’ve put together, because that is an important function. You need the war chest to go out and buy the ships.

Mr. GROSS: As you know my background’s in private equity and credit. And the last 12 months have been a very difficult time. And so as we sought a company to buy—recognizing that we wanted a growth company, we had to find a company that had credit availability in place. This company a year ago negotiated an $800 million facility. The maturity of the facility is eight years. There’s no amortization for the first five years. It’s priced at LIBOR plus 75.

FOX: And you swap that—you swapped it for a fixed rate, I believe.

Mr. GROSS: Correct. We swapped it to 4.3 percent fixed rate before the rates moved about a month ago. So we locked in very cheap financing, but importantly once those 17 vessels are delivered we still have $270 million of dry powder to acquire our vessels with. In addition, because we are a SPAC—when SPACs are created it’s created with warrants. And these warrants are struck at $6. We expect within two years after closing to have $240 million in additional proceeds come in. So we have a war chest of approximately half a billion dollars before we even go back to the capital markets.

FOX: Let me ask you about going back to the capital markets right now, because in fact there are competitors in the field. Is there a chance that the new builds that come on—and I know that your ships are not new builds.

Mr. GROSS: Correct.

FOX: That the new builds that come on are going to have trouble getting the financing that many people are expecting. In other words, you want to buy a new ship, you’re getting it built, you’ve got to get it financed. But if there’s no credit, doesn’t that increase the value of your fleet?

Mr. GROSS: It—one, it increases the value of our fleet. But two, it creates investment opportunities for us. Our business model is to go buy vessels from the chart—from the operators. Because of the growth in the containerized trade market there are all these ships being delivered. They need creative ways to finance these vessels. So you alluded to Seaspan and Danaos, who are very successful public companies in their own right. We aspire to be as successful as they are. There’s plenty room in this industry for more players like ourselves to help these liner operators finance all the new vessels that are coming in right now.

FOX: Is it—is it accurate to say that, in a sense, while you do compete Danaos and with Seaspan. In a sense the comp—real competition is against a German fleet entity which is connected, really, to the German government at low-cost financing and it’s really not another publicly traded entity.

Mr. GROSS: That’s right. They are the biggest players. It’s a series of partnerships, if you will. Doctors and dentists, where they raise equity, then they finance one-off purchases of vessels. It’s a fairly inefficient business model. That said, all told, the public operators in this business today, the US listed carriers are only about a 3 percent market share. So the amount of growth that we need to get to hit our target is a de minimis portion of the market. [crosstalk]

FOX: And that’s what about—about 4,500 container vessels out there right now. What’s that worth? About $200 billion in capital.

Mr. GROSS: Yeah. That’s right. So we’re looking to increase our fleet by a billion. So do the math. It’s not very much that we have to get.

FOX: Talk a little bit about the dividend strategy as well, because that’s an essential ingredient to how you want to attract capital.

Mr. GROSS: Yes. These entities are structured as pass-through vehicles. We pay no corporate taxes. We distribute approximately 80 percent of our earnings to shareholders. Off of our current stock price the anticipated dividend yield is about 9.3 percent. We have stated that we will be paying an 18 cents per share quarterly dividend.

We’ve agreed to increase our dividend by 5.6 percent in the third quarter of 2009. So that will go to 19 cents. And as we acquire additional vessels you’ll see that dividend continue to grow.

FOX: People talk about an economic slowdown, global slowdown. Isn’t that, in a sense, if we look beneath the radar, that could actually be good for your business, because you’ll be able to pick up some ships from small-scale operators. Is that right?

Mr. GROSS: One of the great attractions of this business is if the economy does poorly for the next year, two years, it really has no impact on our business. Our revenues are contracted. Our costs are actually fixed as well. So we have no risk to our earnings.

I think a slowdown will create additional investment opportunities at lower prices. This company does not speculate in vessels. It only buys vessels with back-to-back charters. So if prices do come down, charter rates will go down appropriately. But the ROEs, that we will be able to invest our capital, will become improved.

FOX: So in a sense it’s almost like a rental car company, but you don’t stock the car lot until you’ve got someone coming in who wants to drive the car.

Mr. GROSS: And to take it one step further, we also don’t pay for the fuel. The person renting pays for the fuel. So all these concerns about increase in cost and oil prices really have no effect on our business.

FOX: They pay the fuel costs. They also pay for the actual crews. What about things like insurance?

Mr. GROSS: We’re responsible for insurance. And we’ve locked that in already.

FOX: So that’s locked in for the term of the charters as well.

Mr. GROSS: Yes.

FOX: All right. Well, I think the last thing is really, when are you going to go on the ships?

Mr. GROSS: They’re not exactly cruise ships. Although the interesting thing I learned while doing my due diligence is they are permitted to carry up to 10 passengers per vessel without satisfying the requirements of being a cruise vessel. So if you want to take a long trip and get some writing done, it’s a nice peaceful place to be.

FOX: All right. Thank you very much. Michael Gross. Appreciate it.

Mr. GROSS: My pleasure.

FOX: From Marathon Acquisition. Are you going to keep that name?

Mr. GROSS: No. The company will become Global Ship Lease. It’ll be listed in the New York Stock Exchange come early August.

FOX: OK. We’ll have to look for it. Thank you very much. Michael Gross.

Mr. GROSS: Pleasure.

FOX: Thank you.

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